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                                                                    Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Medtronic, Inc. for the registration of 23,063,040 shares by Medtronic, Inc. of its common stock and to the incorporation by reference therein of our report dated February 22, 1999, with respect to the consolidated financial statements of Xomed Surgical Products, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       /s/ Ernst &  Young LLP
                                       ERNST & YOUNG LLP

Jacksonville, Florida
October 5, 1999